BY-LAWS
                                     OF
                            BANKNORTH GROUP, INC.

                           A Delaware Corporation
                                  Article I
                                   General

      Section 1.1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

      Section 1.2. Offices. The principal office and place of business of the Corporation shall be in the City of Burlington, County of Chittenden and State of Vermont. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

      Section 1.3. Seal. The seal of the Corporation shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its organization and the words, "Corporate Seal, Delaware."

      Section 1.4. Fiscal Year. The fiscal year of the Corporation shall be the period from January 1 to December 31.

                                 Article II

                                Stockholders

      Section 2.1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, except such meetings as the Board of Directors expressly determine shall be held elsewhere, in which case meetings may be held upon notice as hereinafter provided at such other place or places as the Board of Directors shall have determined and as shall be stated in such notice.

      Section 2.2. Annual Meeting. The annual meeting of the stockholders shall be held during the month of May in each year at such date and time as shall be designated from time to time by the Board of Directors and stated in the Notice of the Meeting. In the event the annual meeting is omitted by oversight or otherwise on the date herein provided, then a substituted annual meeting may be held on any subsequent date prior to the close of the corporate fiscal year, and any business transacted or elections held at such meeting shall be as valid and effective as if transacted or held at the regular annual meeting. A written and signed application for such substituted annual meeting may be made by any stockholder, and notice shall be given therefor as hereinafter provided by these By-laws.

      At each annual meeting, the stockholders entitled to vote shall elect those directors whose terms expire at such annual meeting, in accordance with Article Sixth of the Certificate of Incorporation, by majority vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Certificate of Incorporation, or these By-laws.

      Section 2.3. Quorum. At all meetings of the stockholders the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws. if, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of voting stock shall be present. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted if the meeting had been held as originally called.

      The vote of a majority of the quorum shall decide any question or matter, except as otherwise required by law, the Certificate of Incorporation, or these By-laws.

      Section 2.4. Adjourned Meeting. Any meeting of stockholders, either annual or special, and whether a quorum is present or not, may be adjourned from time to time by vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum, no other business shall be transacted.

      When any such meeting is adjourned for more than thirty (30) days, notice of such adjourned meeting shall be given as provided in these By-laws, but except as aforesaid, it shall not be necessary to give any notice of an adjournment of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken.

      Section 2.5. Right to Vote; Proxies. Each stockholder having the right to vote at any meeting shall be entitled to one vote for each share of stock held by said stockholder. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than three years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. Every proxy shall be in writing, subscribed by a stockholder or said stockholder's duly authorized attorney in fact, and dated, but need not be sealed, witnessed, or acknowledged.

      Section 2.6. Voting. At all meetings of stockholders all questions, except as otherwise expressly provided for by statute, the Certificate of Incorporation or these By-laws, shall be determined by a majority vote of the stockholders present in person or represented by proxy. Except as otherwise expressly provided by law, the Certificate of Incorporation, these By-laws or the Board of Directors, at all meetings of stockholders, the voting shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by said stockholder, and, if such ballot be cast by a proxy, it shall also state the name of the proxy. Except as otherwise provided in the Certificate of Incorporation or by the By-laws, all elections shall be decided by majority vote.

      Section 2.7. Notice of Annual Meeting. Written notice of the annual meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock books of the Corporation at least ten (10) days and not more than sixty (60) days prior to the meeting. It shall be the duty of every stockholder to furnish to the Secretary of the Corporation or to the transfer agent, if any, the class of stock owned by said stockholder, the stockholder's post-office address and to notify said Secretary or transfer agent of any change therein.

      Section 2.8. Stockholders' List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and filed either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, at least ten days before such meeting, and shall at all times during ordinary business hours, and during the whole time of said meeting, be open to examination of any stockholder for a purpose germane to the meeting.

      Section 2.9. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, may be called by the Board of Directors or by the President of the Corporation and shall be called by the President or Secretary at the request in writing of a majority of The Board of Directors or not less than one-tenth (1/10th) of the entire outstanding shares. The business transacted at such special meeting shall be confined to the purpose or purposes stated in the notice therefor.

      Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed, postage prepaid, not less than ten (10) nor more than sixty (60) days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the Corporation. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices.

      Section 2.10. Inspectors. One or more inspectors may be appointed by the Board of Directors before or at any meeting of stockholders, or, if no such appointment shall have been made, the presiding officer may make such appointment, if deemed necessary, at the meeting. At the meeting for which the inspector or inspectors are appointed, the inspectors shall open and close the polls, receive and take charge of the proxies and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint a substitute inspector.

      Section 2.11. Stockholders' Action by Unanimous Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of law, the Certificate of Incorporation, or these By-laws, the meeting and vote of stockholders may be dispensed with under the conditions specified in the Certificate of Incorporation.

      Section 2.12. Waiver of Notice. Any meeting at which all of the stockholders entitled to vote are present, either in person or by proxy, or at which those not present have waived notice in writing, either prior or subsequent to such meeting, shall be a legal meeting for the transaction of any business, notwithstanding that notice has not been given, provided a quorum be present in person or by proxy. Such waivers shall not be recognized unless filed with the Secretary, or someone acting in such capacity.

                                 Article III

                                  Directors

      Section 3.1. Number of Directors. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the property and business of the Corporation shall be managed by or under the direction of a board of fourteen (14) Directors divided into three classes (Class I, Class II and Class III, respectively as nearly equal as possible. Directors need not be stockholders, residents of Delaware or citizens of the United States. The stockholders shall, at each annual meeting or meeting held in place thereof, elect one class of Directors. Except as herein provided with respect to vacancies, and except with respect to the initial Directors, as set out in the Certificate of Incorporation, each Director shall hold office for three years and until his successor is elected and qualified. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal, failure to elect, or otherwise, the remaining Directors, although more or less than a quorum, by a majority vote of such remaining Directors may elect a successor or successors who shall hold office for the unexpired term.

      Section 3.2. Chance in Number of Directors; Vacancies. Any alteration, change, amendment or repeal to Section 3.1 or 3.2 shall require the affirmative vote of holders of at least 80% of the outstanding Voting Stock (as defined in Article Thirteenth of the Certificate of Incorporation, which vote shall include the affirmative vote of at least two-thirds (2/3) of the outstanding Voting Stock held by stockholders other than an Interested Stockholder (as defined in Article Thirteenth of the Certificate of Incorporation) if an interested Stockholder exists on the record date of the meeting at which such action is submitted to the stockholders for their consideration; provided, however, that such higher voting requirement shall not apply to any amendment, alteration, change, amendment or repeal recommended to the shareholders by a majority of the Continuing Directors (as defined in Article Thirteenth of the Certificate of Incorporation). If the number of Directors is so increased or decreased by action of the Board of Directors or of the stockholders then the additional Directors may be elected in the manner provided above for the filing of vacancies in the Board of Directors or at the annual meeting of stockholders or at a special meeting called for that purpose.

      Section 3.3. Chairman of the Board. The Directors shall elect a Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and Directors, and shall have such other duties as may be assigned to him/her from time to time by the Board of Directors.

      Section 3.4. Resignation. Any Director of the Corporation may resign at any time by giving written notice to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 3.5. Removal. Any Director or the entire Board of Directors may be removed only for cause, and pursuant to the procedure set forth in Article Ninth (b) of the Certificate of Incorporation.

      Section 3.6. Place of Meeting and Books. The Board of Directors may hold their meetings and keep the books of the Corporation outside the State of Delaware, at such places as they may from time to time determine.

      Section 3.7. General Powers. In addition to the powers and authority expressly conferred upon them by these By-laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

      Section 3.8. Executive Committee. There may be an executive committee of one or more Directors designated by resolution passed by a majority of the whole Board. The act of a majority of the members of such committee shall be the act of the committee. Said committee may meet at stated times or on notice to all by any of their own number, and shall have and may exercise those powers of the Board of Directors in the management of the business affairs of the Corporation as are provided by law and may authorize the seal of the Corporation to be affixed to all papers which may require it. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purposes.

      Section 3.9. Other Committees. The Board of Directors may also designate one or more committees in addition to the executive committee, by resolution or resolutions passed by a majority of the whole Board of Directors; such committee or committees shall consist of one or more Directors of the Corporation, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by statute and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

      Section 3.10. Powers Denied to Committees. Committees of the Board of Directors shall not, in any event, have any power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or to amend the By-laws of the Corporation. Further, committees of the Board of Directors shall not have any power or authority to declare a dividend or to authorize the issuance of stock.

      Section 3.11. Substitute Committee Member. In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the Board as may be required by the Board.

      Section 3.12. Compensation of Directors. The Board of Directors shall have the power to fix the compensation of Directors and members of committees of the Board. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated retainer as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for being members of those committees and/or attending committee meetings.

      Section 3.13. Annual Meeting. The Board may meet at such place and time as shall be fixed and announced by the presiding officer at the annual meeting of stockholders, for the purpose of organization or otherwise, and no further notice of such meeting shall be necessary to the Directors (including the newly elected Directors) in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be stated in a notice given to such Directors two (2) days prior to such meeting, or as shall be fixed by the consent in writing of all the Directors.

      Section 3.14. Regular Meetings. The annual meeting of the Board of Directors shall be held as soon as practical following the adjournment of the annual meeting of stockholders upon notice from the Chairman of the Board, if any, or the President. Other regular meetings of the Board of Directors may be held at such times and at such places within or without the State of Vermont as the Board may by vote determine from time to time, and, if so determined, no notice thereof need be given, provided, however, a regular meeting of the Board shall be held at least once each calendar quarter.

      Section 3.15. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, if any, or the President, on two (2) days' notice to each Director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the Directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two or more Directors.

      Section 3.16. Waiver of Notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      Section 3.17. Quorum. At all meetings of the Board of Directors, a majority of the total number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Certificate of Incorporation, or by these By-laws. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting to a definite date and place from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

      Section 3.18. Telephonic Participation in Meetings. Members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

      Section 3.19. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed by all members of the Board or of such committee as the case may be and such written consent is filed with the minutes of proceedings of the Board or committee.

      Section 3.20. Minutes and Records. Minutes of all meetings of Directors shall be taken by the Secretary, or in his/her absence, by someone appointed by the presiding officer to take and authenticate the record of the meeting.

      Section 3.21. Director of Subsidiaries. Except for the President and Chief Executive Officer and the Vice Chairman and Chief Operating Officer, no person who serves as a Director of the Corporation shall also serve as a Director of any of the Corporation's subsidiaries.

      Section 3.22. Maximum Age of Director. No person shall serve as a Director of the Corporation after the annual meeting following attainment of age 70.

                                 Article IV

                                  Officers

      Section 4.1. Selection; Statutory Officers. The officers of the Corporation shall be chosen by the Board of Directors. There shall be a President and Chief Executive Officer, a Vice Chairman and Chief Operating Officer, one or more Vice Presidents, a Treasurer and a Secretary (Clerk). The same person may hold more than one office except that the same person shall not be both President and Secretary.

      Section 4.2. Time of Election. The officers above named, shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. Nothing herein shall be deemed to restrict the power of the Board to discharge or remove any officer, and to fill the vacancy created thereby, at any time. None of said officers need be a Director.

      Section 4.3. Additional Officers. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

      Section 4.4. Subordinate Officers. The Board of Directors may appoint such subordinate officers as the business of the Corporation may require, each of such officers to hold office at the pleasure of the Board, and to have such authority, and perform such duties as the Board of Directors may from time to time determine.

      Section 4.5. Terms of Office. Each officer of the Corporation shall hold office until his/her successor is chosen and qualified, or until his/her earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

      Section 4.6. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the President or Secretary. Any such resignation shall be effective at the date of receipt of such notice or at any later date specified therein. Unless otherwise specified in said resignation, acceptance shall not be necessary to make it effective.

      Section 4.7. Compensation of Officers. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

      Section 4.8. President. The President shall be the Chief Executive Officer and head of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of Directors and stockholders. Under the supervision of the Board of Directors and of the executive committee, if any, the President shall have the general control and management of the Corporation's business and affairs, subject, however, to the right of the Board of Directors and of the executive committee to confer any specific power, except such as may be by statute exclusively conferred on the President, upon any other officer or officers of the Corporation. The President shall perform and do all acts and things incident to the position of President and such other duties as may be lawfully assigned to him/her from time to time by the Board of Directors or the executive committee.

      Section 4.9. Vice Chairman and Chief Operating Officer. The Vice Chairman and Chief Operating Officer shall perform and do all acts and things incident to the position of Vice Chairman and Chief Operating Officer and such other duties as may be lawfully assigned to him/her from time to time by the Board of Directors of the Executive Committee. In the absence of the President, the Vice Chairman and Chief Operating Officer shall perform the President's functions.

      Section 4.10. Vice Presidents. The Vice Presidents in order of their rank as fixed by the Board of Directors, or, if not ranked, as designated by the Board of Directors shall perform such of the duties of the President on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors or by the executive committee or by the President. The Board of Directors or the executive committee may designate one or more of the Vice Presidents as an Executive Vice President, and in the absence or inability of the President and Vice Chairman and Chief Operating Officer to act, such Executive Vice Presidents shall have and possess all of the powers and discharge all of the duties of the President and/or Vice Chairman and Chief Operating Officer, subject to the control of the Board and of the executive committee.

      Section 4.11. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Corporation which may come into his/her hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors or the executive committee, or the officers or agents to whom the Board of Directors or the executive committee may delegate such authority, may designate, and he/she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation. The Treasurer may sign all receipts and vouchers for the payments made to the Corporation. The Treasurer shall render an account of his transactions to the Board of Directors or to the executive committee as often as the Board or the committee shall require the same. The Treasurer shall enter regularly in the books to be kept by him/her for that purpose full and adequate account of all moneys received and paid by him/her on account of the Corporation. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors or the executive committee, give a bond to the Corporation conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Corporation.

      Section 4.12. Secretary. The Secretary shall maintain the office of the Secretary at the place where the principal office of the Corporation is located. The Secretary shall have and keep in his/her custody at the office of the Secretary, the corporate seal and corporate documents and records, including the minutes of all meetings of the Stockholders and Board of Directors. The Secretary shall keep full and accurate minutes of all meetings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices of the Corporation. Except as otherwise ordered by the Board of Directors or the executive committee, the Secretary shall attest the seal of the Corporation upon all contracts and instruments executed under such seal and shall affix the seal of the Corporation thereto and to all certificates of shares of the Capital Stock. The Secretary shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors or the executive committee may direct. The Secretary shall, in general, perform all the duties of the Secretary, subject to the control of the Board of Directors and of the executive committee.

      Section 4.13. Assistant Secretary. The Board of Directors may appoint or remove one or more Assistant Secretaries of the Corporation. Any Assistant Secretary upon appointment shall perform such duties of the Secretary, and have any and all such other duties as the Board of Directors may designate.

                                  Article V

                                    Stock

      Section 5.1. Amount. The amount of the capital stock of the Corporation shall be defined by the Certificate of Incorporation and amendments thereto.

      Section 5.2. Stock. Each stockholder shall be entitled to a certificate or certificates of stock of the Corporation in such form as the Board of Directors may from time to time prescribe. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall certify the holder's name and number and class of shares and shall be signed by both of (a) either the President or a Vice President, and (b) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall be sealed with the corporate seal of the Corporation. If such certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signature of the officers of the Corporation and the registrar may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

      Section 5.3. Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (c) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

      Section 5.4. Transfers of Stock. Subject to any transfer restrictions then in force, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate by whom they shall be canceled and new certificates shall thereupon be issued. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

      Section 5.5. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty
(60) days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 5.6. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

      Section 5.7. Dividends.

      1. Power to Declare. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and the laws of Delaware.

      2. Reserves. Before payment of any dividend, there may be set aside out of the funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

      Section 5.8. Lost, Stolen or Destroyed Certificates. No certificates for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

      Section 5.9. Inspection of Books. The stockholders of the Corporation by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to inspection by stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

                                 Article VI

                     Miscellaneous Management Provisions

      Section 6.1. Checks, Drafts and Notes. All checks, drafts or orders for the payment of money, and all notes and acceptances of the Corporation shall be signed by such officer or officers, agent or agents as the Board of Directors may designate.

      Section 6.2.  Notices.

      1. Notices to Directors may, and notices to stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given by telegram or orally, by telephone or in person.

      2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      Section 6.3. Authorization and Execution of Contracts. The Board of Directors, except as otherwise provided in the By-laws, may authorize any officer or officers, agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined in specific instances.

      Section 6.4. Conflict of Interest. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of or committee thereof which authorized the contract or transaction, or solely because his or her votes are counted for such purpose, provided that the material facts as to his or her relationship or interest as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum or provided that the contract or transaction is otherwise authorized in accordance with the laws of Delaware. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

      Section 6.5. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by the Corporation may be voted in person at any meeting of security holders of such other corporation by the President of the Corporation if he is present at such meeting, or in his absence by the Treasurer of the Corporation if he is present at such meeting, and (b) whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Corporation the same as such shares or other securities might be voted by the Corporation.

                                 Article VII

                              Director Emeritus

      Section 7.1.  Director Emeritus

      a. An individual who is a Director of the Corporation on February 27, 1996 and who continues to be a Director until their retirement from the Board at the Annual Meeting following their attainment of age 65 and prior to the first Annual Meeting after attainment of age 67 will thereupon be appointed to the status of Director Emeritus and be entitled to remain as such until the Annual Meeting following their attainment of age 72.

      b. Directors appointed to the status of Director Emeritus will be entitled to attend all Board meetings of the Corporation as non-voting members and will continue to receive the Directors' annual retainer so long as they remain Director Emeritus.

      c. An individual who becomes a Director of the Corporation after February 27, 1996 shall not be eligible to receive the attendant benefits of a Director Emeritus upon his/her retirement from the Board.

                                Article VIII

                                 Amendments

      Section 8.1. Amendments. Except as otherwise provided in these By-laws, the By-laws of the Corporation may be altered, amended or repealed at any regular or special meeting of the Board of Directors by a vote of at least a majority of the Directors or by or at any meeting of the stockholders by the vote of the holders of at least a majority of the stock issued and outstanding and entitled to vote at such meeting, in accordance with the provisions of the Certificate of Incorporation and of the laws of Delaware, provided notice of the proposed amendment, alteration or repeal is mailed to each such holder at least ten days prior to such meeting.